As Filed With The Securities and Exchange Commission on May 31, 1996

                                                      Registration No. 333-_____

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                               ========================

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                              ==========================

                                      NVR, INC.
                (Exact name of registrant as specified in its charter)

    VIRGINIA                      7601 LEWINSVILLE ROAD           54-1394360
(State or other jurisdiction of   MCLEAN, VIRGINIA  22102       (IRS employer
incorporation or organization)         (703) 761-2000     identification number)

                 (Address, including zip code, and telephone number,
                    including area code, of registrants' principal
                                  executive offices)
                                  ====================





                   NVR, INC. DIRECTORS' LONG TERM STOCK OPTION PLAN





                                =====================


                                   DWIGHT C. SCHAR
                                7601 LEWINSVILLE ROAD
                               MCLEAN, VIRGINIA  22102
                                    (703) 761-2000
                  (Name, address, including zip code, and telephone
                  number, including area code, of agent for service)


                                       Copy to:
                             J. WARREN GORRELL, JR., ESQ.
                                 EVE N. HOWARD, ESQ.
                                HOGAN & HARTSON L.L.P.
                             555 THIRTEENTH  STREET, N.W.
                             WASHINGTON, D.C.  20004-1109
                                    (202) 637-5600


                             ===========================
                           CALCULATION OF REGISTRATION FEE


- ----------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------
                                       AMOUNT          PROPOSED MAXIMUM   PROPOSED MAXIMUM       AMOUNT OF
    TITLE OF SECURITIES                TO BE            OFFERING PRICE    AGGREGATE OFFERING    REGISTRATION
    TO BE REGISTERED                 REGISTERED          PER SHARE (1)         PRICE (1)            FEE
- ----------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share 192,000              $10.4375          $2,004,000           $691.03

- ----------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------




(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended, based on the average of the high and low prices per share of NVR, Inc. Common Stock, par value $.01 per share, on May 28, 1996, as reported on the American Stock Exchange.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to
Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

                                        PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         NVR, Inc. (the "Registrant") hereby incorporates by reference into this registration statement the following documents filed by it with the
Commission:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

         (b) All reports filed by NVR with the Commission pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 since December 31, 1995; and

         (c) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form S-1, No. 33-69436, filed with the Commission on September 24, 1993, which is an exhibit to the Registrant's Form 8-A registration statement filed with the Commission on September 27, 1993.

         In addition, all documents and reports filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of hereof from the date of filing of such documents or reports.

ITEM 4.  DESCRIPTION OF SECURITIES.

         A description of the Registrant's common stock, par value $0.01 per share, is incorporated by reference under Item 3.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEl.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Each director and officer of the Registrant is insured and indemnified against liability incurred by him or her in his or her capacity as an officer and/or director, pursuant to the following:

         (a) Articles 8 and 9 of the Registrant's Articles of Incorporation, entitled "Indemnification" and "Limitation of Liability of Officers and Directors," respectively, which are set forth as Exhibit 99.1 to this Registration Statement and are incorporated herein by reference; and

         (b)  Sections 13.1-692.1, 13.1-697, 13.1-698, 13.1-702, 13.1-703 and
13.1-704 of the Virginia Stock Corporation Act, which are set forth as Exhibit
99.2 to this Registration Statement and are incorporated herein by reference.

                              *            *           *

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Exhibit
         Number    Description
- --------------------------------
         5         Opinion of Hogan & Hartson L.L.P.

         23.1      Consent of KPMG Peat Marwick LLP (independent auditors)

         23.2 Consent of Hogan & Hartson L.L.P. (included in their opinion filed as Exhibit 5 hereto)

         24        Powers of Attorney, included on the signature page at 4

         99.1      Articles 8 and 9 of the Articles of Incorporation of NVR,
                   Inc.

         99.2      Sections 13.1-692.1, 13.1-697, 13.1-698, 13.1-702, 13.1-703
                   and 13.1-704 of the Virginia Stock Corporation Act

         99.3      NVR, Inc. Directors' Long-Term Stock Option Plan

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) The undertaking concerning indemnification is as set forth under the response to Item 6.

                                      SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on May 30, 1996.

                                       NVR, INC.




                                       By:  /s/ Dwight C. Schar
                                             ----------------------
                                            Dwight C. Schar
                                            Chairman of the Board, Chief
                                            Executive Officer and President


                                  POWER OF ATTORNEY

    Know all Men by These Presents, that each individual whose signature appears below constitutes and appoints Dwight C. Schar, Paul C. Saville and Dennis M. Seremet, and each of them, his true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.



    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


    Signature                               Title                         Date
    ---------                               -----                         ----
/s/ Dwight C. Schar                Chairman of the Board of           May 30, 1996
- -----------------------------      Directors, Chief Executive
Dwight C. Schar                    Officer


/s/ Paul C. Saville                Chief Financial Officer, Senior    May 30, 1996
- -----------------------------      Vice President and Treasurer
Paul C. Saville


/s/ Dennis M. Seremet              Principal Accounting Officer,      May 30, 1996
- -----------------------------      Vice President and Controller
Dennis M. Seremet


/s/ C. Scott Bartlett, Jr.         Director                           May 30, 1996
- -----------------------------
C. Scott Bartlett, Jr.




                                        4



/s/ Manuel H. Johnson             Director                           May 30, 1996
- -----------------------------
Manuel H. Johnson



/s/ William A. Moran              Director                           May 30, 1996
- -----------------------------
William A. Moran



/s/ Richard H. Norair             Director                           May 30, 1996
- -----------------------------
Richard H. Norair



/s/ David A. Preiser              Director                           May 17, 1996
- -----------------------------
David A. Preiser



/s/ George E. Slye                Director                           May 30, 1996
- -----------------------------
George E. Slye


/s/ John M. Toups                 Director                           May 30, 1996
- -----------------------------
John M. Toups



/s/ Frederick W. Zuckerman        Director                           May 19, 1996
- -----------------------------
Frederick W. Zuckerman


                                    EXHIBIT INDEX


Exhibit

Number   Description                                                      Page
- --------------------------------------------------------------------------------

5        Opinion of Hogan & Hartson L.L.P.

23.1     Consent of KPMG Peat Marwick LLP (independent auditors)

23.2 Consent of Hogan & Hartson L.L.P. (included in their opinion filed as Exhibit 5 hereto)

24       Powers of Attorney, included on the signature page at 4

99.1     Articles 8 and 9 of the Articles of Incorporation of NVR, Inc.

99.2     Sections 13.1-692.1, 13.1-697, 13.1-698, 13.1-702, 13.1-703 and
         13.1-704 of the Virginia Stock Corporation Act

99.3     NVR, Inc. Directors' Long-Term Stock Option Plan


                                       6